Approved and Filed
198210-788/8990194
Filing Date: 04/23/2021
Effective :04/22/2021 11:49 AM
HOLLI SULLIVAN
Indiana Secretary of State

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

State Form 38333 (R20 / 6-19)

Indiana Code 23-1-38-1 *et. seq.*
23-0.5-9-2

FILING FEE: $30.00

The undersigned officer of the Corporation named in Article I below (hereinafter referred to as the "Corporation") desiring to give notice of corporate action effectuating Amendment(s) of certain provisions of its Articles of Incorporation, certifies the following facts:

This Corporation exists pursuant to: *(Check appropriate box.)*

☑ Indiana Business Corporation Law ☐ Indiana Professional Corporation Act of 1983 ☐ Indiana Benefit Corporation Act

ARTICLE I – AMENDMENT(S)

SECTION 1: The name of the Corporation is:

First Financial Corporation

SECTION 2: The date of incorporation of the Corporation *(month, day, year)*

October 28, 1982

SECTION 3: The name of the Corporation following this amendment to the Articles of Incorporation is:

First Financial Corporation

SECTION 4:

The exact text of Article(s) 7, Section 7.06, of the Articles of Incorporation is now as follows:

SECTION 7.06. CODE OF BY-LAWS. Any provisions of the Code of By-Laws of the Corporation may be made, altered, amended or repealed by either: (a) the Board of Directors by an affirmative vote of a number of Directors equal to a majority of the number who constitute the full Board of Directors at the time of such action, without the assent or vote of the Shareholders or (b) the affirmative vote of Shareholders holding at least a majority of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class, entitled to vote on the matter at any meeting of the Shareholders, provided that the proposed alteration, amendment, change or repeal is contained in the notice of such Shareholder meeting.

ARTICLE II

Date of each amendment's adoption *(month, day, year)*

April 21, 2021

RECEIVED
IND. SECRETARY OF STATE
APR 22 2021

Approved and Filed
198210-788/8990194
Filing Date: 04/23/2021
Effective :04/22/2021 11:49 AM
HOLLI SULLIVAN
Indiana Secretary of State

ARTICLE III – REGISTERED AGENT INFORMATION

To determine if your Registered Agent is a Commercial Registered Agent (CRA), go to INBIZ.in.gov.

Provide either commercial registered agent or noncommercial registered agent information below.

☐ Commercial registered agent	Name of registered agent *(Do not provide address.)*
OR	
☑ Noncommercial registered agent	Name of registered agent: Rodger A. McHargue

Address *(number and street) (A P.O. Box is not acceptable unless accompanied by a Rural Route number.)*	City	State	ZIP code
One First Financial Plaza	Terra Haute	IN	47807

(OPTIONAL) E-mail address of the registered agent at which the registered agent will accept electronic service of process

☑ By checking the box, the Signator(s) represent(s) that the Registered Agent named in these Articles of Amendment has consented to the appointment of Registered Agent.

ARTICLE IV – MANNER OF ADOPTION AND VOTE *(Complete applicable section.)*

NOTE: Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires a shareholder approval, Section 2 must be marked and either A or B completed.

☐ **SECTION 1:** This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

☑ **SECTION 2:** The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: *(Shareholder approval may be by either A or B.)*

☑ A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

	TOTAL
SHARES ENTITLED TO VOTE	13,524,070
NUMBER OF SHARES REPRESENTED AT THE MEETING	11,925,811
SHARES VOTED IN FAVOR	10,204,820
SHARES VOTED AGAINST	244,938

☐ B. Unanimous written consent executed on ____________, 20____ and signed by all shareholders entitled to vote.

ARTICLE V – COMPLIANCE WITH LEGAL REQUIREMENTS

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to penalties of perjury, that the statements contained herein are true,

this 21st day of April, 20 21.

Signature: Rodger A McHargue

Printed name	Title
Rodger A. McHargue	Chief Financial Officer and Secretary